UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2006 (October 12, 2006)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-07541 (Commission File Number)	13-1938568 (I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement.

On October 12, 2006, at their joint meeting, the Boards of Directors of The Hertz Corporation (“Hertz”) and Hertz Global Holdings, Inc., Hertz’s indirect parent (“Hertz Holdings”), approved letter agreements (the “Letter Agreements”) terminating each of the three consulting agreements between Hertz and Hertz Holdings, on the one hand, and Clayton, Dubilier & Rice, Inc., TC Group IV, L.L.C. and Merrill Lynch Global Partners, Inc., respectively, on the other hand, in connection with the proposed initial public offering of the common stock of Hertz Holdings.  Pursuant to the consulting agreements, each of Clayton, Dubilier & Rice, Inc., TC Group IV, L.L.C. and Merrill Lynch Global Partners, Inc. (collectively, the “Sponsors”) provides financial advisory and management consulting services to Hertz and Hertz Holdings for an annual fee of $1 million each, plus expenses.  The Letter Agreements, when signed, will provide for a termination fee of $5 million payable to each of the Sponsors ($15 million in the aggregate) and will become effective upon the consummation of the initial public offering of the common stock of Hertz Holdings.

ITEM 5.02 Election of Directors.

On October 12, 2006, the Boards of Directors of Hertz and Hertz Holdings approved the election of each of Barry H. Beracha, Carl T. Berquist, Michael J. Durham and Henry C. Wolf as directors of both Hertz and Hertz Holdings effective upon the filing with the Secretary of State of the State of Delaware of the Amended and Restated Certificate of Incorporation of Hertz Holdings (the “Effective Date”), in connection with the closing of the proposed initial public offering of the common stock of Hertz Holdings.

Mr. Beracha was designated, pursuant to the Stockholders Agreement, dated as of December 21, 2005 and as amended and restated as of the Effective Date, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l SICAR, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC-Hertz Partners, L.P. (the “Stockholders Agreement”), by the seven members of the Boards of Directors of Hertz and Hertz Holdings who are affiliated with the Sponsors.  As of the Effective Date, Mr. Beracha will serve as the Chairman of the Audit Committees of each of Hertz and Hertz Holdings and serve as an “audit committee financial expert” as such term is defined under Item 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended (an “Audit Committee Financial Expert”).  He most recently served as Executive Vice President of Sara Lee Corp. and Chief Executive Officer of the Sara Lee Bakery Group, which was created when Sara Lee acquired The Earthgrains Company in 2001. Mr. Beracha retired from Sara Lee in June, 2003. He also served as Chairman and CEO of The Earthgrains Company, which was spun off from Anheuser-Busch in 1996.  In 1967, Mr. Beracha joined Anheuser Busch Companies, Inc., and held various management positions of increasing responsibility within the company until the spin-off of Earthgrains. He served as Vice President and Group Executive of Anheuser Busch Companies from 1976 until March 1996.  Mr. Beracha serves on the Boards of Directors of McCormick & Co. and Pepsi Bottling Group.  As of Spring 2006, Mr. Beracha is Chairman of the Audit and Affiliated Transactions Committee of Pepsi Bottling Group and Chairman of the Compensation Committee of  McCormick and Company.  Since December 2005, he has served as Chairman of the Board of Trustees of St. Louis University.

Mr. Berquist was designated, pursuant to the Stockholders Agreement, by Carlyle Partners IV, L.P.  As of the Effective Date, he will be a member of the Audit Committees of each of Hertz and Hertz Holdings and will serve as an Audit Committee Financial Expert.  Mr. Berquist joined Marriott International in December 2002 as Executive Vice President of Financial Information and Enterprise Risk Management.  He also serves as Chief Accounting Officer of Marriott International.  Prior to joining Marriott, Mr. Berquist was a partner at Arthur Andersen LLP.  During his 28-year career with Arthur Andersen, Mr. Berquist held numerous leadership positions covering the management of the business as well as various operational roles, including managing partner of the worldwide real-estate and hospitality practice.  His last position was managing partner of the mid-Atlantic region which included five offices from Philadelphia, PA to Richmond, VA.  Mr. Berquist is a board member of Eberle Communications, Inc., a privately held fund raising company, and Avendra LLC, a privately held procurement company.

Mr. Durham was designated, pursuant to the Stockholders Agreement, by Clayton, Dubilier & Rice Fund VII, L.P.  As of the Effective Date, he will be a member of the Audit Committees of each of Hertz and Hertz Holdings and will serve as an Audit Committee Financial Expert.  Mr. Durham served as Director, President and Chief Executive Officer of Sabre, Inc., a NYSE-listed company providing information technology services to the travel industry, from October 1996, the date of Sabre, Inc.’s initial public offering, until October 1999.  From March 1995 until July 1996, when Sabre was a subsidiary of AMR Corp, he served as Sabre’s president.  Prior to his joining Sabre, Mr. Durham spent 16 years with American Airlines, serving as the Senior Vice President and Treasurer of AMR Corporation and Senior Vice President of Finance and Chief Financial Officer of American Airlines from October 1989 until he assumed the CEO position at Sabre in March of 1995.  Mr. Durham currently serves as non-executive Chairman of the Board of Asbury Automotive Group, a NYSE-listed company in the automotive retailing industry, as the chairman of the audit committee and board member of AGL Resources, a NYSE-listed company in the natural gas industry, as a board member and member of the audit committee of Acxiom Corporation, a public company listed on the NASDAQ, and a board member and a member of the audit committee of Bombardier, a Canadian company listed on the Toronto Exchange. Mr. Durham also serves as a member of either the Boards of Directors or the Advisory Boards of a number of other privately held corporations.

Mr. Wolf was designated, pursuant to the Stockholders Agreement, by ML Global Private Equity Fund, L.P.  As of the Effective Date, he will be a member of the Audit Committees of each of Hertz and Hertz Holdings and will serve as an Audit Committee Financial Expert.  Mr. Wolf has served as Vice Chairman and Chief Financial Officer for Norfolk Southern Corporation since 1994, with responsibility for the Law Department since 2004 and with responsibility for Accounting, Financial Analysis, Financial Planning, Treasury, Taxation and Information Technology from 1994 to 2004.  Prior to 1994, he held various other positions with Norfolk Southern Corporation.  From 1993 until 1998, he served as Executive Vice President of Finance.  He also served as Vice President of Taxation from 1991 until 1993, Assistant Vice President of Tax Counsel from 1984 until 1990, Senior Tax Counsel from 1983 until 1984, General Tax Attorney from 1976 until 1983 and Senior Tax Attorney from 1973 until 1976.  Mr. Wolf is a director of AGL Resources, a NYSE-listed company in the natural gas industry, as well as a member of their audit committee.  He is also a director of Shenandoah Life Insurance Company.

ITEM 8.01 Other Events.

On October 12, 2006, the Board of Directors of Hertz approved an amendment to the Certificate of Incorporation of Hertz, to be effective on the Effective Date.  The amendment (i) provides that the by-laws of Hertz shall dictate the manner in which the number of directors of Hertz is fixed and altered and (ii) renounces Hertz’s interest in business opportunities presented to the stockholders of Hertz Holdings (the indirect stockholders of Hertz) or to the directors or officers of Hertz outside of their respective capacities as directors or officers.

The Board of Directors of Hertz also approved the Amended and Restated By-Laws of Hertz at its meeting on October 12, 2006, to be effective on the Effective Date.  The amendment and restatement was approved in order to conform the by-laws of Hertz to certain changes made to the by-laws of Hertz Holdings.  The amendment and restatement of the by-laws of Hertz:  (i) increases the size of the Hertz board of directors to thirteen, subject to change by resolution of the Hertz board; (ii) reconstitutes the executive committee as the executive and governance committee and removes the prohibition on this committee declaring dividends or authorizing the issuance of stock, (iii) adds existing officer positions previously approved by the board; (iv) provides additional procedural rights relating to indemnification and advancement of expenses to officers, directors and employees of Hertz serving on or after December 22, 2005; and (v) includes other non-material conforming changes.

On October 12, 2006, the Board of Directors of Hertz Holdings approved the Hertz Global Holdings, Inc. Directors Compensation Policy (the “Directors Compensation Policy”).  The Directors Compensation Policy provides for the payment of an annual retainer of $150,000 to each director of Hertz Holdings who is not an officer or employee of Hertz Holdings or its subsidiaries, payable 40% in cash and 60% in the form of equity (options to purchase shares of the common stock of Hertz Holdings having a fair market value at the time of the grant equal to the equity amount).  Additionally, each member of each of the Audit Committee and the Compensation Committee of Hertz Holdings will receive an additional $10,000 annually, except that the chairperson of the Audit Committee will receive $25,000 annually and the chairperson of the Compensation Committee will receive $15,000 annually.  At each director’s option, the director may elect annually in advance to receive fees that would otherwise be payable in cash in the form of shares of common stock of Hertz Holdings of an equivalent fair market value.  Each director may alternatively elect to receive such shares on a tax-deferred basis.  Additionally, any director designated by a Sponsor may elect to assign all or a portion of his compensation under the Director Compensation Policy to any entity affiliated with the Sponsors.

The shares of common stock of Hertz Holdings to be issued as compensation to the directors of Hertz Holdings will be issued subject to the Hertz Global Holdings, Inc. Director Stock Incentive Plan (the “Director Stock Incentive Plan”), which the Boards of Directors of Hertz and Hertz Holdings jointly approved on October 12, 2006, subject to the approval of the stockholders of Hertz Holdings.  The Director Stock Incentive Plan provides for the award of the common stock of Hertz Holdings to the eligible directors of Hertz Holdings, as well as the grant of options to purchase the common stock of Hertz Holdings to those individuals.  A maximum of 3.5 million shares of the common stock of Hertz Holdings are reserved for issuance under the Director Stock Incentive Plan.

All option grants under the Director Stock Incentive Plan will be non-qualified options with a per-share exercise price no less than fair market value of one share of the common stock of Hertz Holdings on the grant date.  The terms of the options, including the vesting period, the option price and the term of the options will be governed by option agreements between Hertz Holdings and each individual director.  If Hertz Holdings experiences a change in control (as defined in the Director Stock Incentive Plan), all awards under the Director Stock Incentive Plan shall become nonforfeitable and be immediately transferable or payable, as the case may be.

At their joint meeting on October 12, 2006, the Boards of Directors of Hertz and Hertz Holdings also approved the payment of an amount of $75,000 (grossed up to offset all applicable taxes) to Mark Frissora, the Chief Executive Officer of Hertz and Hertz Holdings, to partially compensate him for certain costs associated with the relocation of his primary residence from Illinois to the New York metropolitan area.

On October 12, 2006, the Boards of Directors of Hertz and Hertz Holdings also approved (i) Corporate Governance Guidelines for each of Hertz and Hertz Holdings to be effective as of the Effective Date and (ii) Directors’ Codes of Business Conduct and Ethics for each of Hertz and Hertz Holdings to be effective as of the Effective Date.  In addition, the Board of Directors of Hertz Holdings approved the Standards of Business Conduct of Hertz Holdings, which will apply to Hertz Holdings and its subsidiaries effective as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Paul J. Siracusa
Name:	Paul J. Siracusa
Title:	Executive Vice President
and Chief Financial Officer

Date:  October 18, 2006